Exhibit 99.1

NEWS

CONTACT:     Roger Deacon
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2455, DeaconR@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA - UNIVEST
BANK AND TRUST CO. - REPORTS THIRD QUARTER RESULTS

SOUDERTON, Pa., October 26, 2016 - Univest Corporation of Pennsylvania (“Univest” or "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. ("Bank") and its insurance, investments and equipment financing subsidiaries, today announced financial results for the third quarter ended September 30, 2016. Univest reported net income of $58 thousand or $0.00 diluted earnings per share for the three months ended September 30, 2016, compared to net income of $7.5 million or $0.39 diluted earnings per share for the three months ended September 30, 2015. Net income for the nine months ended September 30, 2016 was $12.6 million or $0.57 diluted earnings per share, compared to net income of $20.1 million or $1.02 diluted earnings per share for the comparable period in the prior year.

The financial results for the three and nine months ended September 30, 2016 included $9.2 million and $10.6 million, net of tax, respectively, of acquisition and integration related costs associated with the acquisition of Fox Chase Bancorp "Fox Chase" or a total of $0.35 and $0.48, respectively, of diluted earnings per share. The nine months ended September 30, 2015 included $2.4 million, net of tax, of integration and acquisition-related costs and restructuring charges incurred during the first and second quarters, or $0.12 of diluted earnings per share. The current quarter is the first reporting period reflecting financial results inclusive of Fox Chase which Univest acquired on July 1, 2016. On September 12, 2016, Univest completed the Fox Chase system conversion, moving all operations to Univest and providing all Univest and Fox Chase customers with access to an expanded financial center and ATM network.

Loans
Gross loans and leases increased $1.0 billion from December 31, 2015 and $1.1 billion from September 30, 2015, including $776.3 million of loans acquired from Fox Chase Bank. Organic loan growth, which excludes the loans acquired from Fox Chase at June 30, 2016 was $69.1 million, or 2.2% (not annualized), for the three months ended September 30, 2016. The growth in loans was primarily in commercial business, commercial real estate and residential real estate loans. Loan growth in 2016 resulted from new and existing customer relationships, and Univest’s strategic move to expand its presence and hire a lending team in Lancaster County to seize opportunities as a result of market disruption caused by other bank acquisitions. Loan growth also resulted from opportunities brought by Univest’s new lending talent in its core market and through the acquisition of Fox Chase.

Deposits
Total deposits increased $784.1 million from December 31, 2015 and $805.6 million from September 30, 2015, primarily due to $738.3 million of deposits acquired from Fox Chase. Organic deposit growth which excludes the Fox Chase deposits at June 30, 2016, was $63.2 million, or 2.0% (not annualized) for the three months ended September 30, 2016 which is primarily due to an increase in public funds deposits.

Borrowings
Total borrowings increased $324.8 million from December 31, 2015 and $327.8 million from September 30, 2015, primarily due to long-term borrowings acquired from Fox Chase which consisted of $90.0 million principal amount of Federal Home Loan bank borrowings and borrowed funds obtained from other commercial banks, the issuance by the Corporation of $45.0 million in subordinated notes on July 1, 2016 and an increase of $187.2 million in short-term borrowings.

Net Interest Income and Margin
Net interest income increased $9.4 million to $32.9 million for the third quarter of 2016 from the same period in 2015. Net interest income increased $9.6 million for the nine months ended September 30, 2016 from the same period in the prior year. The net interest margin on a tax-equivalent basis for the third quarter of 2016 was 3.68%, compared to 3.93% for the second quarter of 2016 and 3.89% for the third quarter of 2015. The increase in net interest income and decrease in net interest margin during the third quarter of 2016 was mainly due to the impact of the Fox Chase acquisition, which included a full quarter of average net interest-earning assets acquired. The favorable impact of acquisition accounting fair value adjustments was 7 basis points for the quarter ended September 30, 2016 compared to 8 basis points for the quarter ended September 30, 2015. A detailed analysis comparing net interest margin and net interest income for the quarter ended September 30, 2016 and the quarter ended June 30, 2106 is included in the attached exhibits.

Noninterest Income
Noninterest income for the quarter ended September 30, 2016 was $14.1 million, an increase of $1.4 million or 11.0% from the third quarter of 2015. Noninterest income for the nine months ended September 30, 2016 was $42.0 million, an increase of $2.7 million or 7.0% from the comparable period in the prior year. Service charges on deposits increased $275 thousand or 25.7% for the quarter and $227 thousand or 7.2% for the nine months ended September 30, 2016 mostly due to fees on deposit accounts acquired from Fox Chase. Insurance commission and fee income increased $516 thousand or 4.8% for the nine months ended September 30, 2016, primarily due to an increase in contingent commission income and growth in the group life and health and commercial product lines premiums. Bank owned life insurance (BOLI) income increased $405 thousand for the quarter and $846 thousand for the nine months ended September 30, 2016 mainly due to $26.1 million of policies acquired from Fox Chase which generated $208 thousand of income during the third quarter of 2016, the purchase of policies totaling $8.0 million during the third quarter of 2015, and the transfer of policies totaling $9.8 million during the second and fourth quarters of 2015 to a higher yielding account structure. The net gain on mortgage banking activities increased $883 thousand for the quarter and $1.2 million for the nine months ended September 30, 2016, mainly due to increases in mortgage volume during the second and third quarters of 2016. Mortgage volume closings increased $32.8 million or 65.5%, for the three months ended September 30, 2016 and $33.4 million, or 21.7% for the nine months ended September 30, 2016, compared to the same periods in 2015.

Noninterest Expense
Noninterest expense for the quarter ended September 30, 2016 was $47.1 million, an increase of $21.8 million or 86.5%, compared to the third quarter of 2015. Noninterest expense for the nine months ended September 30, 2016 was $103.6 million, an increase of $24.1 million or 30.3% from the comparable period in the prior year. Acquisition and integration costs related to the Fox Chase merger were $14.1 million for the three months ended September 30, 2016 and $15.6 million for the nine months ended September 30, 2016. Acquisition, integration and restructuring costs related to the Valley Green merger were $3.6 million for the nine months ended September 30, 2015. Salaries and benefit expense increased $4.7 million for the quarter and $7.7 million for the nine months ended September 30, 2016, primarily attributable to higher staffing levels resulting from the Fox Chase acquisition, additional staff hired to support revenue generation across all business lines and the expansion into Lancaster County. Commission expense increased $311 thousand for the quarter and $600 thousand for the nine months ended September 30, 2016, mostly due to commissions paid on increased mortgage banking and insurance revenue. Premises and equipment expenses increased $545 thousand for the quarter and $365 thousand for the nine months ended September 30, 2016, primarily due to higher premises expense related to Fox Chase locations. Data processing expense increased $954 thousand for the quarter and $1.6 million for the nine months ended September 30, 2016 due to increased investments in computer software as well as a full quarter of Fox Chase processing expense.

Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases, including non-accrual troubled debt restructured loans, were $15.1 million at September 30, 2016, compared to $14.2 million at December 31, 2015 and $20.8 million at September 30, 2015. Net loan and lease charge-offs were $1.7 million during the third quarter of 2016 and $3.3 million for the nine months ended September 30, 2016. The provision for loan and lease losses was $1.4 million for the third quarter of 2016 and $2.6 million for the nine months ended September 30, 2016.

The allowance for loan and lease losses as a percentage of loans and leases held for investment was 0.53% at September 30, 2016, compared to 0.81% at December 31, 2015 and 0.89% at September 30, 2015. The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding loans acquired in the Fox Chase and Valley Green Bank acquisitions which were recorded at fair value as of the acquisition date, was 0.77% at September 30, 2016, compared to 0.94% at December 31, 2015.

Dividend
On August 19, 2016, Univest declared a quarterly cash dividend of $0.20 per share, payable on October 3, 2016. This represented a 3.45% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss second quarter results on Thursday, October 27, 2016 at 9:00 a.m. EST. Participants may preregister at http://dpregister.com/10094672. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through November 27, 2016 by dialing 1-877-344-7529; using Conference ID: 10094672.

About Univest Corporation of Pennsylvania
Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has approximately $4.1 billion in assets and $3.0 billion in assets under management and supervision through its Wealth Management lines of business. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
# # #
This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2016
(Dollars in thousands)

Balance Sheet (Period End)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Assets	$4,140,444	$3,107,617	$2,824,777	$2,879,451	$2,851,568
Investment securities	484,213	286,980	329,357	370,760	374,558
Loans held for sale	3,844	4,657	3,818	4,680	9,151
Loans and leases held for investment, gross	3,190,361	2,345,037	2,183,256	2,179,013	2,097,807
Allowance for loan and lease losses	16,899	17,153	16,452	17,628	18,620
Loans and leases held for investment, net	3,173,462	2,327,884	2,166,804	2,161,385	2,079,187
Total deposits	3,178,509	2,377,084	2,334,361	2,394,360	2,372,865
Noninterest-bearing deposits	874,581	689,916	559,827	541,460	519,767
NOW, money market and savings	1,652,696	1,326,976	1,391,626	1,398,494	1,361,827
Time deposits	651,232	360,192	382,908	454,406	491,271
Borrowings	398,341	309,666	75,265	73,588	70,531
Shareholders' equity	509,249	369,160	367,003	361,574	359,109

Balance Sheet (Average)	For the three months ended,					For the nine months ended,
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Assets	$4,147,468	$2,854,561	$2,834,557	$2,866,848	$2,804,578	$3,281,469	$2,745,767
Investment securities	503,790	302,492	342,218	370,163	368,837	383,275	375,200
Loans and leases, gross	3,164,273	2,239,674	2,177,091	2,132,922	2,098,007	2,529,339	2,063,259
Deposits	3,177,060	2,340,959	2,351,816	2,393,655	2,325,049	2,625,299	2,268,685
Shareholders' equity	506,464	368,466	364,092	360,521	357,150	413,348	359,457

Asset Quality Data (Period End)
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases and nonaccrual loans held for sale	$15,050	$13,265	$13,482	$14,183	$20,838
Accruing loans and leases 90 days or more past due	1,128	748	693	379	428
Accruing troubled debt restructured loans and leases	3,286	4,413	4,279	5,245	4,789
Other real estate owned	6,041	3,131	3,073	1,276	955
Nonperforming assets	25,505	21,557	21,527	21,083	27,010
Allowance for loan and lease losses	16,899	17,153	16,452	17,628	18,620
Nonaccrual loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	0.47%	0.57%	0.62%	0.65%	0.99%
Nonperforming loans and leases / Loans and leases held for investment and nonaccrual loans held for sale	0.61%	0.79%	0.85%	0.91%	1.24%
Allowance for loan and lease losses / Loans and leases held for investment	0.53%	0.73%	0.75%	0.81%	0.89%
Allowance for loan and lease losses/Loans and leases held for investment (excluding acquired loans at period-end)	0.77%	0.82%	0.86%	0.94%	1.06%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	112.29%	129.31%	122.03%	124.29%	110.58%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	86.82%	93.09%	89.15%	89.00%	84.43%
Acquired credit impaired loans	$14,575	$942	$1,267	$1,253	$1,379

	For the three months ended,					For the nine months ended,
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Net loan and lease charge-offs	$1,669	$129	$1,502	$1,909	$1,652	$3,300	$4,927
Net loan and lease charge-offs (annualized)/Average loans and leases	0.21%	0.02%	0.28%	0.36%	0.31%	0.17%	0.32%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2016
(Dollars in thousands, except per share data)
	For the three months ended,					For the nine months ended,
For the period:	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Interest income	$36,705	$26,112	$25,734	$25,747	$25,704	$88,551	$76,236
Interest expense	3,836	2,451	2,211	2,278	2,220	8,498	5,787
Net interest income	32,869	23,661	23,523	23,469	23,484	80,053	70,449
Provision for loan and lease losses	1,415	830	326	917	670	2,571	2,885
Net interest income after provision	31,454	22,831	23,197	22,552	22,814	77,482	67,564
Noninterest income:
Trust fee income	1,958	1,997	1,865	2,030	1,904	5,820	5,878
Service charges on deposit accounts	1,344	1,056	998	1,059	1,069	3,398	3,171
Investment advisory commission and fee income	2,864	2,759	2,669	2,583	2,687	8,292	8,190
Insurance commission and fee income	3,267	3,503	4,558	3,073	3,232	11,328	10,812
Bank owned life insurance income	711	535	470	425	306	1,716	870
Net gain on sales of investment securities	30	413	44	697	296	487	568
Net gain on mortgage banking activities	2,006	1,711	1,218	1,090	1,123	4,935	3,748
Other income	1,957	2,027	2,009	2,231	2,119	5,993	6,000
Total noninterest income	14,137	14,001	13,831	13,188	12,736	41,969	39,237
Noninterest expense:
Salaries and benefits	16,710	14,080	14,182	12,828	11,970	44,972	37,241
Commissions	2,485	2,363	1,895	1,894	2,174	6,743	6,143
Premises and equipment	3,424	2,841	2,872	2,817	2,879	9,137	8,772
Data processing	2,169	1,530	1,281	1,244	1,215	4,980	3,416
Professional fees	1,322	947	1,020	870	1,096	3,289	2,969
Intangible expense	906	996	770	178	710	2,672	2,389
Acquisition-related costs	8,784	1,158	214	540	—	10,156	507
Integration costs	5,365	27	6	6	—	5,398	1,484
Restructuring charges	(85)	—	—	—	—	(85)	1,642
Other expense	5,986	5,604	4,699	5,652	5,199	16,289	14,923
Total noninterest expense	47,066	29,546	26,939	26,029	25,243	103,551	79,486
Income before taxes	(1,475)	7,286	10,089	9,711	10,307	15,900	27,315
Income taxes	(1,533)	2,046	2,800	2,553	2,779	3,313	7,205
Net income	$58	$5,240	$7,289	$7,158	$7,528	$12,587	$20,110
Per common share data:
Book value per share	$19.17	$18.88	$18.73	$18.51	$18.41	$19.17	$18.41
Net income per share:
Basic	$—	$0.27	$0.37	$0.37	$0.39	$0.58	$1.02
Diluted	$—	$0.27	$0.37	$0.37	$0.39	$0.57	$1.02
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60
Weighted average shares outstanding	26,555,626	19,603,310	19,578,438	19,525,701	19,506,609	21,929,403	19,709,322
Period end shares outstanding	26,558,412	19,557,958	19,592,798	19,530,930	19,502,613	26,558,412	19,502,613

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
September 30, 2016

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Return on average assets	0.01%	0.74%	1.03%	0.99%	1.06%	0.51%	0.98%
Return on average assets, excluding integration and acquisition-related costs and restructuring charges (1), (2)	0.88%	0.90%	1.07%	1.06%	1.06%	0.94%	1.09%
Return on average shareholders' equity	0.05%	5.72%	8.05%	7.88%	8.36%	4.07%	7.48%
Return on average shareholder's equity, excluding integration and acquisition-related costs and restructuring charges (1), (2)	7.24%	6.99%	8.29%	8.42%	8.36%	7.47%	8.36%
Return on average tangible common equity, excluding integration and acquisition-related costs and restructuring charges (1), (2)	11.54%	10.56%	12.63%	12.92%	12.91%	11.57%	12.84%
Net interest margin (FTE)	3.68%	3.93%	3.91%	3.80%	3.89%	3.82%	4.02%
Efficiency ratio (3)	96.45%	75.22%	69.23%	68.10%	66.96%	81.54%	69.66%
Efficiency ratio, excluding integration and acquisition-related costs and restructuring charges (1), (3), (4)	67.63%	72.20%	68.67%	66.67%	66.96%	69.36%	66.47%

Capitalization Ratios
Dividends declared to net income	N/M	74.64%	53.62%	54.08%	51.79%	104.27%	58.68%
Shareholders' equity to assets (Period End)	12.30%	11.88%	12.99%	12.56%	12.59%	12.30%	12.59%
Tangible common equity to tangible assets	8.10%	8.21%	8.97%	8.58%	8.56%	8.10%	8.56%

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	8.80%	9.90%	9.93%	9.69%	9.75%	8.80%	9.75%
Common equity tier 1 risk-based capital ratio	9.58%	10.24%	10.81%	10.65%	10.85%	9.58%	10.85%
Tier 1 risk-based capital ratio	9.58%	10.24%	10.81%	10.65%	10.85%	9.58%	10.85%
Total risk-based capital ratio	12.64%	12.77%	13.47%	13.35%	13.69%	12.64%	13.69%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest Corporation of Pennsylvania uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below table for additional information.

(a) Integration and acquisition-related costs and restructuring charges	$14,064	$1,185	$220	$546	$—	$15,469	$3,633
Tax effect on integration and acquisition-related cost and restructuring charges	4,910	22	2	49	—	4,934	1,270
(b) Integration and acquisition-related costs and restructuring charges, net of tax	$9,154	$1,163	$218	$497	$—	$10,535	$2,363

(2) Net income in this ratio excludes integration and acquisition-related costs and restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes integration and acquisition-related costs and restructuring charges. See (1)(a) above.
N/M Not Meaningful

Univest Corporation of Pennsylvania
Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Three Months Ended
Tax Equivalent Basis	September 30, 2016			June 30, 2016
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$16,248	$14	0.34%	$7,654	$9	0.47%
U.S. government obligations	43,622	125	1.14	57,776	176	1.23
Obligations of state and political subdivisions	96,581	1,030	4.24	101,241	1,092	4.34
Other debt and equity securities	363,587	1,358	1.49	143,475	1,012	2.84
Federal funds sold and other earning assets (1)	18,987	321	6.73	11,018	121	4.42
Total interest-earning deposits, investments, federal funds sold and other earning assets	539,025	2,848	2.10	321,164	2,410	3.02
Commercial, financial, and agricultural loans	674,569	6,571	3.88	436,189	4,132	3.81
Real estate—commercial and construction loans	1,382,947	15,816	4.55	898,494	10,106	4.52
Real estate—residential loans	710,814	7,887	4.41	557,733	6,141	4.43
Loans to individuals	31,416	415	5.26	30,301	408	5.42
Municipal loans and leases	288,391	3,030	4.18	241,507	2,723	4.53
Lease financings	76,136	1,547	8.08	75,450	1,524	8.12
Gross loans and leases	3,164,273	35,266	4.43	2,239,674	25,034	4.50
Total interest-earning assets	3,703,298	38,114	4.09	2,560,838	27,444	4.31
Cash and due from banks	40,835			32,647
Reserve for loan and lease losses	(17,110)			(16,789)
Premises and equipment, net	61,361			43,990
Other assets	359,084			233,875
Total assets	$4,147,468			$2,854,561
Liabilities:
Interest-bearing checking deposits	$389,079	$114	0.12	$351,011	$75	0.09
Money market savings	483,579	428	0.35	337,250	322	0.38
Regular savings	793,644	352	0.18	644,199	199	0.12
Time deposits	606,561	1,187	0.78	374,936	862	0.92
Total time and interest-bearing deposits	2,272,863	2,081	0.36	1,707,396	1,458	0.34
Short-term borrowings	229,282	276	0.48	53,874	320	2.39
Long-term debt (2)	93,188	218	0.93	—	—	—
Subordinated notes (3)	94,035	1,261	5.33	49,431	673	5.48
Total borrowings	416,505	1,755	1.68	103,305	993	3.87
Total interest-bearing liabilities	2,689,368	3,836	0.57	1,810,701	2,451	0.54
Noninterest-bearing deposits	904,197			633,563
Accrued expenses and other liabilities	47,439			41,831
Total liabilities	3,641,004			2,486,095
Shareholders' Equity:
Common stock	144,559			110,271
Additional paid-in capital	229,319			121,070
Retained earnings and other equity	132,586			137,125
Total shareholders' equity	506,464			368,466
Total liabilities and shareholders' equity	$4,147,468			$2,854,561
Net interest income		$34,278			$24,993
Net interest spread			3.52			3.77
Effect of net interest-free funding sources			0.16			0.16
Net interest margin			3.68%			3.93%
Ratio of average interest-earning assets to average interest-bearing liabilities	137.70%			141.43%

(1) Other earning assets include Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost.
(2) The average interest rate on long-term debt includes the net accretion of acquisition accounting fair value adjustments.
(3) The interest rate on subordinated notes is calculated on a 30/360 day basis with a weighted average note rate of 5.05% and 5.10% for the three months ended September 30, 2016 and June 30, 2016, respectively. The balance is net of debt issuance costs which are amortized to interest expense.

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2016 and June 30, 2016 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Univest Corporation of Pennsylvania
Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Three Months Ended September 30,
Tax Equivalent Basis	2016			2015
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$16,248	$14	0.34%	$50,514	$21	0.16%
U.S. government obligations	43,622	125	1.14	119,712	345	1.14
Obligations of state and political subdivisions	96,581	1,030	4.24	109,300	1,335	4.85
Other debt and equity securities	363,587	1,358	1.49	139,825	859	2.44
Federal funds sold and other earning assets (1)	18,987	321	6.73	8,998	119	5.25
Total interest-earning deposits, investments, federal funds sold and other earning assets	539,025	2,848	2.10	428,349	2,679	2.48
Commercial, financial, and agricultural loans	674,569	6,571	3.88	423,912	4,219	3.95
Real estate—commercial and construction loans	1,382,947	15,816	4.55	857,181	9,942	4.60
Real estate—residential loans	710,814	7,887	4.41	509,599	5,786	4.50
Loans to individuals	31,416	415	5.26	28,957	388	5.32
Municipal loans and leases	288,391	3,030	4.18	205,302	2,450	4.73
Lease financings	76,136	1,547	8.08	73,056	1,555	8.44
Gross loans and leases	3,164,273	35,266	4.43	2,098,007	24,340	4.60
Total interest-earning assets	3,703,298	38,114	4.09	2,526,356	27,019	4.24
Cash and due from banks	40,835			35,419
Reserve for loan and lease losses	(17,110)			(20,494)
Premises and equipment, net	61,361			40,852
Other assets	359,084			222,445
Total assets	$4,147,468			$2,804,578
Liabilities:
Interest-bearing checking deposits	$389,079	$114	0.12	$375,362	$77	0.08
Money market savings	483,579	428	0.35	361,530	318	0.35
Regular savings	793,644	352	0.18	590,331	134	0.09
Time deposits	606,561	1,187	0.78	463,524	1,014	0.87
Total time and interest-bearing deposits	2,272,863	2,081	0.36	1,790,747	1,543	0.34
Short-term borrowings	229,282	276	0.48	30,520	10	0.13
Long-term debt (2)	93,188	218	0.93	—	—	—
Subordinated notes (3)	94,035	1,261	5.33	49,321	667	5.37
Total borrowings	416,505	1,755	1.68	79,841	677	3.36
Total interest-bearing liabilities	2,689,368	3,836	0.57	1,870,588	2,220	0.47
Noninterest-bearing deposits	904,197			534,302
Accrued expenses and other liabilities	47,439			42,538
Total liabilities	3,641,004			2,447,428
Shareholders' Equity:
Common stock	144,559			110,271
Additional paid-in capital	229,319			120,770
Retained earnings and other equity	132,586			126,109
Total shareholders' equity	506,464			357,150
Total liabilities and shareholders' equity	$4,147,468			$2,804,578
Net interest income		$34,278			$24,799
Net interest spread			3.52			3.77
Effect of net interest-free funding sources			0.16			0.12
Net interest margin			3.68%			3.89%
Ratio of average interest-earning assets to average interest-bearing liabilities	137.70%			135.06%

(1) Other earning assets include Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost.
(2) The average interest rate on long-term debt includes the net accretion of acquisition accounting fair value adjustments.
(3) The interest rate on subordinated notes is calculated on a 30/360 day basis with a weighted average note rate of 5.05% and 5.10% for the three months ended September 30, 2016 and 2015, respectively. The balance is net of debt issuance costs which are amortized to interest expense.

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2016 and 2015 have been calculated using the Corporation’s federal applicable rate of 35.0%.

Univest Corporation of Pennsylvania
Distribution of Assets, Liabilities and Shareholders' Equity: Interest Rates and Interest Differential
	For the Nine Months Ended September 30,
Tax Equivalent Basis	2016			2015
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$14,514	$51	0.47%	$25,957	$37	0.19%
U.S. government obligations	61,231	551	1.20	129,646	1,075	1.11
Obligations of state and political subdivisions	99,617	3,251	4.36	107,807	4,011	4.97
Other debt and equity securities	222,427	3,394	2.04	137,747	2,267	2.20
Federal funds sold and other earning assets (1)	14,956	573	5.12	10,256	402	5.24
Total interest-earning deposits, investments, federal funds sold and other earning assets	412,745	7,820	2.53	411,413	7,792	2.53
Commercial, financial, and agricultural loans	508,195	14,717	3.87	426,997	12,951	4.06
Real estate—commercial and construction loans	1,057,379	35,841	4.53	841,930	29,486	4.68
Real estate—residential loans	603,900	20,004	4.42	488,646	16,789	4.59
Loans to individuals	30,402	1,222	5.37	29,570	1,184	5.35
Municipal loans and leases	253,925	8,378	4.41	204,748	7,318	4.78
Lease financings	75,538	4,613	8.16	71,368	4,673	8.75
Gross loans and leases	2,529,339	84,775	4.48	2,063,259	72,401	4.69
Total interest-earning assets	2,942,084	92,595	4.20	2,474,672	80,193	4.33
Cash and due from banks	35,070			32,768
Reserve for loan and lease losses	(17,223)			(20,983)
Premises and equipment, net	49,451			40,618
Other assets	272,087			218,692
Total assets	$3,281,469			$2,745,767
Liabilities:
Interest-bearing checking deposits	$380,780	$273	0.10	$364,006	$190	0.07
Money market savings	394,532	1,090	0.37	360,473	857	0.32
Regular savings	688,630	725	0.14	578,478	392	0.09
Time deposits	467,192	2,984	0.85	456,726	2,966	0.87
Total time and interest-bearing deposits	1,931,134	5,072	0.35	1,759,683	4,405	0.33
Short-term borrowings	103,974	599	0.77	40,902	33	0.11
Long-term debt (2)	31,290	218	0.93	—	—	—
Subordinated notes (3)	64,395	2,609	5.41	33,411	1,349	5.40
Total borrowings	199,659	3,426	2.29	74,313	1,382	2.49
Total interest-bearing liabilities	2,130,793	8,498	0.53	1,833,996	5,787	0.42
Noninterest-bearing deposits	694,165			509,002
Accrued expenses and other liabilities	43,163			43,312
Total liabilities	2,868,121			2,386,310
Shareholders' Equity:
Common stock	121,784			110,271
Additional paid-in capital	157,334			120,409
Retained earnings and other equity	134,230			128,777
Total shareholders' equity	413,348			359,457
Total liabilities and shareholders' equity	$3,281,469			$2,745,767
Net interest income		$84,097			$74,406
Net interest spread			3.67			3.91
Effect of net interest-free funding sources			0.15			0.11
Net interest margin			3.82%			4.02%
Ratio of average interest-earning assets to average interest-bearing liabilities	138.07%			134.93%

(1) Other earning assets include Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost.
(2) The average interest rate on long-term debt includes the net accretion of acquisition accounting fair value adjustments.
(3) The interest rate on subordinated notes is calculated on a 30/360 day basis with a weighted average note rate of 5.08% and 5.10% for the nine months ended September 30, 2016 and 2015, respectively. The balance is net of debt issuance costs which are amortized to interest expense.

Notes: For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2016 and 2015 have been calculated using the Corporation’s federal applicable rate of 35.0%.